SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 26, 2007, YRC Worldwide Inc. announced its results of operations and financial condition for the three and six months ending June 30, 2007. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

Item 8.01 Other Events

The Company is currently negotiating with certain lenders to replace the Company’s existing $850 million senior unsecured revolving credit facility. The new senior unsecured credit facility is expected to include a revolving credit facility of up to $1.1-1.2 billion and a term loan facility of up to a $150-250 million. The facility is expected to have a five year term.

The Company is also negotiating with lenders to increase the financing limit available under its asset-backed securitization (“ABS”) facility to up to $700 million from the existing limit of $650 million. The remaining terms of the ABS facility are expected to remain the same.

The purpose of increasing the capacity available under the Company’s existing ABS and revolving credit facilities is to increase liquidity and for working capital needs and general corporate purposes, including, without limitation, the refinancing of outstanding indebtedness, including potentially indebtedness that will become due over the next year. The completion of these financing transactions is subject to the Company entering into definitive agreements with its respective lenders.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

99.1 Press Release dated July 26, 2007.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word “expected,” and similar expressions are intended to identify forward-looking statements. Numerous important factors, including those factors identified in the press release attached to this Form 8-K as Exhibit 99.1, the YRC Worldwide Inc. Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions upon which such forward-looking statements are in part based could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

The Company’s expectations regarding the outcome of negotiations regarding its revolving credit facility and ABS facility, whether the Company actually completes these negotiations, enters into definitive agreements regarding these transactions, the amounts of these facilities and the terms of the facilities are only the Company’s expectations. Whether the Company ultimately enters into these facilities is subject to the Company and its lenders entering into definitive, binding agreements regarding these facilities. The terms, amount and prices of these facilities are subject to the parties’ negotiations and market conditions at the time, including (without limitation) the debt and equity markets, the Company’s financial condition, the Company’s maintenance of its credit ratings, economic conditions, market capacity and the effects of any market disruptions such as (without limitation) a terrorist attack.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC Worldwide Inc.
(Registrant)

Date: July 27, 2007	By:	/s/ Donald G. Barger, Jr.
Donald G. Barger, Jr.
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 26, 2007.